INDUSTRIAL FUNDING CORP.
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- -------------------------------------------------------------------------------
Exhibit 11.1






                                                   For The Three Months Ended
                                                 February 28,       February 28,
                                                ------------       ------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)            1995               1994
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                                                 LIQUIDATION        LIQUIDATION
                                                       BASIS              BASIS

Net income (loss)                               $        368        $    (5,088)

Cumulative preferred stock dividend                     (297)              (477)
                                                -------------------------------

Earnings (loss) on common stock                 $         71        $    (5,565)


Average number of common

  shares outstanding                               7,504,294          7,500,000
                                                -------------------------------

Earnings (loss) per common share                $       0.01        $     (0.74)
                                                -------------------------------
                                                -------------------------------

























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